$3,000,000 NOTE PURCHASE AGREEMENT

                           dated as of April 19, 1999

                                     among

                               MORTGAGE.COM, INC.

                                      and

                     THE PURCHASER LISTED ON SCHEDULE 1.01


                                TABLE OF CONTENTS


1.       PURCHASE, SALE AND TERMS OF NOTES........................................................................1
         1.01.       Authorization of Notes and Warrants..........................................................1
                     -----------------------------------
         1.02.       The Shares...................................................................................1
                     ----------
         1.03.       Purchase Price and Closings..................................................................1
                     ---------------------------
         1.04.       Use of Proceeds..............................................................................2
                     ---------------

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................2
         2.01.       Organization, Standing and Power.............................................................2
                     --------------------------------
         2.02.       Authority; Enforceability; No Conflict.......................................................3
                     --------------------------------------
         2.03.       Capitalization...............................................................................3
                     --------------
         2.04.       Subsidiaries.................................................................................6
                     ------------
         2.05.       Status of Notes, Warrants and Shares.........................................................6
                     ------------------------------------
         2.06.       Financial Statements.........................................................................7
                     --------------------
         2.07.       Actions Pending..............................................................................7
                     ---------------
         2.08.       Compliance with Law..........................................................................7
                     -------------------
         2.09.       No Material Adverse Change...................................................................8
                     --------------------------
         2.10.       Certain Fees.................................................................................8
                     ------------
         2.11.       Disclosure...................................................................................8
                     ----------
         2.12.       Securities Act of 1933.......................................................................8
                     ----------------------
         2.13.       Governmental Approvals.......................................................................8
                     ----------------------
         2.14.       United States Real Property Holding Corporation..............................................9
                     -----------------------------------------------

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................................................9
         3.01.       Organization and Standing of the Purchaser...................................................9
                     ------------------------------------------
         3.02.       Authority; Enforceability; No Conflict.......................................................9
                     --------------------------------------
         3.03.       Acquisition for Investment..................................................................10
                     --------------------------
         3.04.       Financing...................................................................................10
                     ---------

4.       CONDITIONS TO PURCHASER'S OBLIGATIONS FOR CLOSING.......................................................10
         4.01.       Representations and Warranties..............................................................10
                     ------------------------------
         4.02.       Secretary's Certificate.....................................................................10
                     -----------------------
         4.03.       Officer's Certificate.......................................................................11
                     ---------------------
         4.04.       [Intentionally Omitted].....................................................................11
         4.05.       Consents, Licenses, Approvals, etc..........................................................11
                     ----------------------------------
         4.06.       Good Standing Certificates..................................................................11
                     --------------------------
         4.07.       No Proceedings or Litigation................................................................11
                     ----------------------------
         4.09.       Legal Opinions..............................................................................11
                     --------------
         4.10.       Consents and Waivers of Equity Holders......................................................12
                     --------------------------------------
         4.12.       Expenses....................................................................................12
                     --------

                                        i




         4.13.       Compliance with this Agreement..............................................................12
         4.14.       Proceedings Satisfactory....................................................................12

5.       CONDITIONS TO PURCHASER'S OBLIGATIONS FOR SECOND CLOSING
          .......................................................................................................12
         5.01.       Representations and Warranties..............................................................12
         5.02.       No Event of Default.........................................................................12
         5.03.       Officer's Certificate.  ....................................................................12
         5.04.       Consents, Licenses, Approvals, etc..........................................................13
         5.05.       No Proceedings or Litigation................................................................13
         5.06.       Warrants.  .................................................................................13
         5.07.       Expenses.  .................................................................................13
         5.08.       Compliance with this Agreement..............................................................13
         5.09.       Proceedings Satisfactory....................................................................13

6.       COVENANTS OF THE COMPANY................................................................................13
         6.01.       Covenants of the Company Under the Series B Purchase
                     Agreement...................................................................................13
         6.02.       Future Senior Subordinated Obligations......................................................13

7.       REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES........................................................14
         7.01.       Note Register; Ownership of Notes...........................................................14
                     ---------------------------------
         7.02.       Transfer and Exchange of Notes..............................................................14
                     ------------------------------
         7.03.       Replacement of Notes........................................................................14
                     --------------------

8.       PAYMENTS ON NOTES; REDEMPTION; CONVERSION...............................................................14
         8.01.       Place of Payment............................................................................14
                     ----------------
         8.02.       Additional Interest.........................................................................15
                     -------------------
         8.03.       Mandatory Redemption........................................................................15
                     --------------------
         8.04.       Optional Redemption.........................................................................15
                     -------------------
         8.05.       Allocation of Partial Redemptions...........................................................15
                     ---------------------------------
         8.06.       Maturity; Surrender; etc....................................................................15
                     ------------------------

9.       SUBORDINATION OF SENIOR SUBORDINATED OBLIGATIONS........................................................16
         9.01.       Generally...................................................................................16
                     ---------
         9.02.       Restrictions................................................................................16
                     ------------
         9.03.       Permitted Payments..........................................................................16
                     ------------------
         9.04.       Turnover of Payments........................................................................17
                     --------------------
         9.05.       Insolvency, etc.............................................................................17
                     ---------------
         9.06.       Obligations Not Impaired....................................................................17
                     ------------------------
         9.07.       Payment of Senior Debt; Subrogation.........................................................17
                     -----------------------------------


                                       ii




10.      EVENTS OF DEFAULT AND ACCELERATION......................................................................17

11.      REMEDIES ON DEFAULT, ETC................................................................................19
         11.01.      Remedies....................................................................................19
                     --------
         11.02.      Annulment of Defaults.......................................................................19
                     ---------------------
         11.03.      Waivers.....................................................................................20
                     -------

12.      DEFINITIONS AND ACCOUNTING TERMS........................................................................20
         12.01.      Certain Defined Terms.......................................................................20
         12.02.      Accounting Terms............................................................................25

13.      INDEMNIFICATION.........................................................................................25
         13.01.      General Indemnity...........................................................................25
         13.02.      Indemnification Procedure...................................................................25

14.      MISCELLANEOUS...........................................................................................26
         14.01.      No Waiver; Cumulative Remedies..............................................................26
                     ------------------------------
         14.02.      Amendments, Waivers and Consents............................................................27
                     --------------------------------
         14.03.      Addresses for Notices.......................................................................27
                     ---------------------
         14.04.      Costs, Expenses and Taxes...................................................................27
                     -------------------------
         14.05.      Binding Effect; Assignment..................................................................28
                     --------------------------
         14.06.      Survival of Representations and Warranties..................................................28
                     ------------------------------------------
         14.07.      Prior Agreements............................................................................28
                     ----------------
         14.08.      Severability................................................................................28
                     ------------
         14.09.      Confidentiality.............................................................................29
                     ---------------
         14.10.      Governing Law...............................................................................29
                     -------------
         14.11.      Headings....................................................................................29
                     --------
         14.12.      Counterparts................................................................................29
                     ------------
         14.13.      Further Assurances..........................................................................29
                     ------------------
         14.14.      Waiver......................................................................................30
                     ------
         14.15.      Specific Enforcement........................................................................30
                     --------------------

                       $3,000,000 NOTE PURCHASE AGREEMENT



                                                      Dated as of April 19, 1999


The Purchaser Listed on Schedule 1.01


Ladies and Gentlemen:

         MORTGAGE.COM, INC., a Florida corporation (the "Company"), hereby agrees with you as follows:

1.       PURCHASE, SALE AND TERMS OF NOTES

         1.01. Authorization of Notes and Warrants. The Company has authorized the issuance and sale of $3,000,000 in aggregate principal amount of its 12% Senior Subordinated Notes (the "Notes") due April 19, 2001 (the "Final Maturity Date"), to be substantially in the form of Exhibits A-1 and A-2. The Company has authorized the issuance of Warrants to purchase up to an aggregate of 20,004 shares of Common Stock in the form of the Common Stock Purchase Warrant attached hereto as Exhibits B-1 and B-2 (the "Warrants") to be issued to the Purchaser hereunder as Additional Interest on the Notes pursuant to Section 8.02. The Company agrees that the value of all Warrants to be issued through the Closing Date and the Second Closing Date, should it occur, is $2,500 and the Company agrees to use the foregoing for all federal, state, and local income tax purposes with respect to the transactions contemplated by this Agreement.

         1.02. The Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of authorized but unissued shares of Common Stock (the "Common Shares") to satisfy the rights of exercise of the Warrants. The Common Shares are sometimes referred to herein as the "Shares."

         1.03. Purchase Price and Closings.

               (a) The Company agrees to issue and sell to the Person (the "Purchaser") listed on Schedule 1.01 hereto those principal amounts of Primary and Secondary Notes set forth opposite Purchaser's name in Schedule 1.01, for an amount equal to one hundred percent (100%) of the principal amounts thereof. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase, that principal amount of Primary Notes set forth opposite its name in
Schedule 1.01, for an amount equal to one hundred percent (100%) of the principal amount thereof.

               (b) Until April 21, 1999, the Purchaser is granted an option to purchase (whether or not the conditions contained in Article 5 have been satisfied) that principal amount of Secondary Notes set forth opposite its name in Schedule 1.01, for an amount equal to one hundred percent (100%) of the principal amount thereof.

               (c) The closing of the purchase and sale of the Primary Notes hereunder (the "Closing") shall take place at the offices of Messrs. LeBoeuf, Lamb, Greene and MacRae, L.L.P., 225 Asylum Street, Hartford, CT 06103 at 10:00 a.m. on April 19, 1999, or at such time and date thereafter as the Purchaser and the Company may agree (the "Closing Date"). The closing of the purchase and sale of the Secondary Notes hereunder (the "Second Closing"), should the Purchaser exercise the option granted in Section 1.03(b) above, shall take place at the offices of Messrs. LeBoeuf, Lamb, Greene & MacRae, L.L.P., 225 Asylum Street, Hartford, CT 06103 at such time and date thereafter as the Purchaser and the Company may agree (the "Second Closing Date"), which time and date shall be no later than 5:00 p.m., April 21, 1999. At the Closing, and the Secondary Closing should it occur, the Company will deliver to the Purchaser (i) the Primary or Secondary Notes, respectively, in the principal amount to be purchased by the Purchaser as set forth on Schedule 1.01 registered in the Purchaser's name (or its nominee) and (ii) Warrants in the amount required to be issued to the Purchaser in accordance with Section 8.02 as Additional Interest, against delivery of a check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the net cash consideration for the Primary or Secondary Notes, respectively, to be purchased at such Closing set forth opposite the Purchaser's name on Schedule 1.01.

         1.04. Use of Proceeds. The Company shall use the cash proceeds from the sale of the Notes for general working capital purposes.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows:

         2.01. Organization, Standing and Power. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and is duly qualified to do business in good standing in those foreign jurisdictions in which such qualification is required.

         2.02. Authority; Enforceability; No Conflict. The Company has all requisite corporate power and authority to enter into this Agreement, to issue and sell the Notes, to issue the Warrants, and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Notes and the issuance of the Warrants by the Company have been duly and validly authorized by all requisite corporate proceedings on the part of the Company. This Agreement when executed and delivered by the Company is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 2.02, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not result in or constitute: (a) a default, breach or violation of or under the Articles of Incorporation or the By-laws,
(b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound, (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which the Company, any Subsidiary or any of their respective properties or assets are bound, (d) an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of the Company or any Subsidiary under any agreement or commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound, (e) the creation or imposition of any lien, charge or encumbrance on any property of the Company or any Subsidiary under any agreement or commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound, or (f) an event which would require any consent under any agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound.

         2.03. Capitalization. The authorized capital stock of the Company consists of:

               (a) 30,000,000 shares of Common Stock, of which (i) 1,385,457 shares are outstanding, (ii) 225,225 are reserved for issuance upon conversion of the Series A Preferred Stock, (iii) 1,171,191 are reserved for issuance upon conversion of the Series B Preferred Stock, (iv) 1,107,000 are reserved for issuance upon conversion of the Series C Preferred Stock, (v) 1,350,000 are reserved for issuance upon conversion of the Series D Preferred Stock, (vi) 100,000 are reserved for issuance upon conversion of the Special Preferred Stock (Northern California Division), (vii) 1,650,000 are reserved for issuance under the Company's Stock Option Plan; (viii) 247,500 are reserved for issuance upon the exercise of the warrants held by former 14% Subordinated Debenture Holders, (ix) 500,000 are reserved for issuance upon the exercise of the warrants held by Superior Bank, F.S.B., pursuant to a Sale and Marketing Agreement dated as of April 28, 1995, between the Company and Superior Bank, F.S.B., as amended (the "Sale and Marketing Agreement"), (x) 13,333 are reserved for issuance upon the conversion of the 12% Subordinated Debentures, (xi) 25,000 are reserved for issuance upon the exercise of options held by John Buscema and Glen Letizia (the "Buscema Options"), (xii) 100,000 are reserved for issuance upon conversion of rights in the Realeads Group held by John Tomko, Jason Massey and Dennis Brunelle under a Second Amendment for the Agreement of Operation of First Realty Network, Inc. dated on or about December 23, 1996 (the "FRN Agreement"), (xiii) 109,728 are reserved for issuance upon the exercise of the warrants held or which may be obtained by George A. Naddaff (other than as a former 14% Subordinated Debenture Holder), (xiv) 92,436 are reserved for issuance upon the exercise of warrants held by Raymond James & Associates, (xv) 50,000 are reserved for issuance upon the exercise of warrants held by former holders of 12% Senior Subordinated Convertible Notes dated August 31, 1997, (xvi) 66,667 are reserved for issuance upon the exercise of warrants held by former holders of 12% Senior Subordinated Convertible Notes dated January 30, 1998, (xvii) 100,000 are reserved for issuance pursuant to the Option Agreement dated January 28, 1998, between the Company, RM Holdings, Inc., John T. Rodgers, Andrew M. Heller and Kyle Meyer, (xviii) 36,000 are reserved for issuance upon the exercise of warrants held by FMN Associates, Ltd., (xix) 100,000 are reserved for issuance upon conversion of rights held by Credit.com, LLC under the Domain Name Assignment Agreement dated as of January 1, 1999, between the Company and Credit.com, LLC (the "Domain Name Assignment Agreement"), (xx) 6,668 are reserved for issuance upon exercise of the warrants held by the holders of the 12% Senior Subordinated Notes dated February 9, 1999; (xxi) 53,344 are reserved for issuance upon exercise of the warrants held by the holders of the 12% Senior Subordinated Notes dated February 26, 1999; and (xxii) 20,004 are reserved for issuance upon exercise of the Warrants; and

               (b) 15,000,000 shares of Preferred Stock, of which (i) 225,225 have been designated Series A Preferred Stock (all of which are outstanding),
(ii) 1,000 have been designated Special Preferred Stock (Northern California Division) (all of which are outstanding), (iii) 1,171,191 have been designated Series B Preferred Stock (959,614 of which are outstanding), (iv) 1,107,000 have been designated Series C Preferred Stock (739,336 of which are outstanding) and
(v) 1,350,000 have been designated Series D Preferred Stock (1,273,898 of which are outstanding and 18,650 of which have been reserved for issuance upon exercise of warrants held by Dominion Fund III). All of the outstanding shares of Common Stock, Series A Preferred Stock,

Special Preferred Stock (Northern California Division), Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been duly authorized and validly issued, and are fully-paid and non-assessable.

         Except (i) the Preferred Stock referred to herein, (ii) options and warrants referred to herein, (iii) as required by the Sale and Marketing Agreement, (iv) as required by the Series B Preferred Stock Purchase Agreement dated as of March 29, 1996 among the Company, Purchasers of the Series B Preferred Stock, purchasers of the Series C Preferred Stock, purchasers of the Series D Preferred Stock, John T. Rodgers, Andrew M. Heller and Kyle Meyer, as amended ("Series B Purchase Agreement"), (v) as required by the Operating Agreement for the Northern California Division dated July 1, 1997 among the Company, Mason-McDuffie Real Estate, Inc. and John Hogan ("Operating Agreement"), as amended, (vi) as required by the Agreement Relating to Purchase of John Hogan's Rights in the Northern California Division dated as of January 1, 1998, between the Company and John Hogan, (vii) as required by the Employment Agreement dated July 18, 1997 between the Company and David Larson, (viii) as required by the Note Purchase Agreement dated January 28, 1998, (ix) as required by the Employment Agreements dated on or about January 28, 1998, between the Company and Kyle Meyer, John T. Rodgers, Garth Graham and Barbara Mullen, (x) as required by the Domain Name Assignment Agreement, (xi) as required by the Technology Member Correspondent Agreement dated on or about November 1, 1998, between the Company and Mortgage Loan Specialists, Inc. and (xii) as required by the Technology Member Correspondent Agreement dated on or about November 1, 1998, between the Company and First Capital, Inc., there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe to any shares of such capital stock.

         All outstanding shares of capital stock, convertible securities, rights, options and warrants of the Company are owned by the stockholders and in the numbers specified on Schedule 2.03. Except as required by the terms of the Buscema Options, the Special Preferred Stock (Northern California Division), the contingent repurchase rights of Superior Bank, F.S.B. under the Sale and Marketing Agreement, the Agreement dated as of April 1, 1998, between the Company and Superior Bank, F.S.B., the FRN Agreement, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Operating Agreement, the Note Purchase Agreement and the Domain Name Assignment Agreement, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence.

         Except as required by the terms of the Registration Rights Agreement dated May 1, 1996, between the Company and Raymond James & Associates, Inc., the Registration Rights Agreement dated March 15, 1996, between the Company and Mason-McDuffie Real Estate, Inc., the Operating Agreement, the Series B Purchase Agreement, as amended, registration rights held by Dominion Fund III under the Warrant to Purchase Shares of Series D Preferred Stock dated April 1, 1998 and the Registration Rights Agreement dated as of January 1, 1999, between the Company and Credit.com, LLC, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities.

         Except as set forth in the Related Agreements and the Mason-McDuffie Merger Agreement (which restricts the transfer of the Special Preferred Stock (Northern California Division)), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company other than agreements enforcing restrictions under state and federal securities laws. The offer and sale of all capital stock, convertible securities, rights or options of the Company issued prior to the Closing Date complied with or was exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

         2.04. Subsidiaries. Schedule 2.04 sets forth each Subsidiary and each Independent Division, showing the jurisdiction of the incorporation or organization of each Subsidiary and showing the percentage of each Person's ownership of the outstanding stock or other interests of each such Subsidiary or Independent Division. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth on Schedule 2.04 (i) there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary or the Company with respect to any Subsidiary or Independent Division for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or any other similar ownership interests of any Independent Division and (ii) neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights, options or warrants of any Subsidiary or similar ownership interests of any Independent Division. Except as set forth herein, neither the Company nor any Subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary or similar ownership interests of any Independent Division.

         2.05. Status of Notes, Warrants and Shares. The Notes and Warrants to be issued at the Closing have been duly authorized by all necessary corporate action on the part of the Company. The Shares have been duly authorized by all necessary corporate action on the part of the Company and have been duly reserved for issuance.

When the Shares are issued such shares will be validly issued and outstanding, fully paid and nonassessable and the issuance of such shares will not be subject to preemptive or other similar contractual rights of any other stockholder of the Company.

         2.06. Financial Statements. As set forth on Schedule 2.06 hereto, the audited consolidated balance sheets of the Company and the Subsidiaries as at December 31, 1997, and the related consolidated income statements and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for the fiscal periods then ended, together with the opinion thereon of KPMG Peat Marwick LLP, independent certified public accountants, and the interim consolidated balance sheet of the Company and the Subsidiaries as at December 31, 1998, and the related consolidated income statement and statement of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for the twelve month period then ended, are complete and correct in all material respects and fairly present the financial condition of the Company and the Subsidiaries at such dates and the results of the operations of the Company and the Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.

         2.07. Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the Related Agreements or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.07, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary.

         2.08. Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted so as to comply with all applicable federal, state, and local governmental laws, rules, regulations and ordinances (including, without limitation, all rules and regulations pertaining to the producing, processing, underwriting, selling and servicing of residential mortgage loans, loan brokerage operations and the sale of "business opportunities"). Each of the Company and the Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it.

         2.09. No Material Adverse Change. Except as set forth on Schedule 2.09, since December 31, 1998, (a) there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company or any Subsidiary; and (b) neither the business, financial condition, operation, prospects or affairs of the Company, any Subsidiary nor any of their respective properties or assets have been adversely affected in any material respect as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against.

         2.10. Certain Fees. No broker's, finder's or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement and the Related Agreements.

         2.11. Disclosure. Neither this Agreement or the Schedules hereto, nor any other document, certificate or instrument furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The parties further agree that any agreement, event, condition or other item which is disclosed on a particular Schedule hereto shall be deemed to be disclosed for the purposes of all other Schedules to which it is relevant, provided that all of the terms or effects of any such item which are relevant to any Schedule hereto are adequately disclosed.

         2.12. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Notes and the issuance of the Warrants hereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Notes or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes or the issuance of the Warrants under the registration provisions of the Securities Act and applicable state securities laws.

         2.13. Governmental Approvals. Except as set forth on Schedule 2.13 and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Notes or the Warrants, or for the performance by the Company of its obligations under this Agreement.

         2.14. United States Real Property Holding Corporation. Neither the Company nor any Subsidiary is now nor has ever been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and
Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue
Service.

         2.15. Representations Under Series B Purchase Agreement. Except as set forth on Schedule 2.15, the representations and warranties of the Company set forth in Article 2 of the Series B Purchase Agreement are true and correct and with the same effect as though made at and as of the date hereof, except for those representations and warranties which speak of a specific date which remain true and correct as of such date.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

         3.01. Organization and Standing of the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         3.02. Authority; Enforceability; No Conflict. The Purchaser has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser has been duly and validly authorized by all requisite proceedings on the part of the Purchaser. This Agreement when executed and delivered by the Purchaser is a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by the Purchaser does not, and consummation by the Purchaser of the transactions contemplated hereby will not, result in or constitute (a) a default, breach or violation of or under the organizational documents of the Purchaser, (b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which the Purchaser is a party or by which any of its properties or assets are bound, except for any defaults, breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser or prevent or materially delay the consummation by the Purchaser of the transactions contemplated hereby, or (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority, except for any violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser or prevent or materially delay the consummation by the Purchaser of the transactions contemplated hereby.

         3.03. Acquisition for Investment. The Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act, and is acquiring the Notes and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution of the Notes or the Warrants. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Notes and that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary and appropriate to conducting its due diligence investigation. The Notes and the Warrants may bear a legend to the following effect:

         "This security has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may not be sold or transferred except in compliance with that Act and such laws."

         3.04. Financing. The Purchaser has sufficient funds and will have sufficient funds at all times through the Closing Date to consummate the transactions contemplated hereby. The Purchaser will not be rendered insolvent by reason of its investments in the Company nor will it be left with unreasonably small capital for purposes of operating its businesses.

4.       CONDITIONS TO PURCHASER'S OBLIGATIONS FOR CLOSING

         The obligation of the Purchaser to purchase and pay for the Primary Notes to be purchased by it at the Closing is subject to the following conditions:

         4.01. Representations and Warranties. Each of the representations and warranties set forth in Section 2 hereof shall be true, accurate and correct at the Closing Date with the same effect as though made at and as of such time.

         4.02. Secretary's Certificate. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, (a) attesting to corporate action taken by the Company, including resolutions of the Board of Directors authorizing (i) the execution, delivery and performance by the Company of this Agreement, (ii) the issuance of the Notes and the Warrants to be issued to the Purchaser and (iii) the execution, delivery and performance by the Company of all other agreements or matters contemplated hereby or executed in connection herewith, (b) certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Notes, the Warrants, and the other documents, instruments or certificates to be delivered pursuant hereto and thereto, together with the true signatures of such officers and (c) verifying that the Articles of Incorporation and the By-Laws (as attached thereto) are true, correct and complete as of the Closing Date.

         4.03. Officer's Certificate. The Purchaser shall have received a certificate of the President and Treasurer of the Company (an "Officer's Certificate"), dated the Closing Date, which shall certify that the representations and warranties contained in

Section 2 hereof are true and correct as of the Closing Date and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing Date.

         4.04. [Intentionally Omitted]

         4.05. Consents, Licenses, Approvals, etc. The Purchaser shall have received certified true copies of all consents, licenses and approvals required or advisable in connection with the execution, delivery, performance, validity and enforceability of this Agreement, and such consents, licenses and approvals shall be in full force and effect and be reasonably satisfactory in form and substance to the Purchaser.

         4.06. Good Standing Certificates. The Purchaser shall have received a certificate of the appropriate public official in the jurisdiction of incorporation of the Company and each Subsidiary as to the due incorporation and good standing of the Company and such Subsidiary together with, in the case of the Company, a certified copy of the Articles of Incorporation of the Company.

         4.07. No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers or directors of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         4.08. Warrants. The Company shall have issued to the Purchaser the number of Warrants required to be issued as Additional Interest on the Closing Date pursuant to Section 8.02

         4.09. Legal Opinions. The Purchaser shall have received a legal opinion from Foley & Lardner, counsel to the Company, dated the Closing Date and substantially in the form of opinion attached as Exhibit C.

         4.10. Consents and Waivers of Equity Holders. The Company shall have obtained written agreements from a majority of the holders of each of the Series B, Series C and Series D Preferred Stock consenting to the issuance of the Notes, the Warrants and the Shares upon the exercise of the Warrants and waiving any rights of first offer such holders may otherwise have with respect to the issuance of the Notes, Warrants or the Shares.

         4.11. Consents of Lenders. The Company shall have obtained consent to the transactions contemplated hereby from Cooper River Funding, Inc. pursuant to the terms of the Cooper River Funding Agreement.

         4.12. Expenses. All fees and disbursements required to be paid pursuant to Section 14.04 hereof shall have been paid in full.

         4.13. Compliance with this Agreement. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

         4.14. Proceedings Satisfactory. All proceedings taken in connection with the issuance and sale of the Primary Notes and the issuance of the Warrants and all documents and papers relating thereto shall be satisfactory in form and substance to the Purchaser. The Purchaser shall have received copies of such documents and papers as they may reasonably request in connection with this Agreement.

5.       CONDITIONS TO PURCHASER'S OBLIGATIONS FOR SECOND CLOSING

         The obligation of the Purchaser to pay for the Secondary Notes to be purchased by it at the Second Closing is subject to the following conditions:

         5.01. Representations and Warranties. Each of the representations and warranties set forth in Section 2 hereof shall be true, accurate and correct at the Second Closing Date with the same effect as though made at and as of such time.

         5.02. No Event of Default. No Event of Default shall have occurred.

         5.03. Officer's Certificate. The Purchaser shall have received an Officer's Certificate, dated the Second Closing Date, which shall certify that the representations and warranties contained in Section 2 hereof are true and correct as of the Second Closing Date, that no Event of Default shall have occurred as of the Second Closing Date and that all conditions required to be performed prior to or at the Second Closing have been performed as of the Second Closing Date.

         5.04. Consents, Licenses, Approvals, etc. The Purchaser shall have received certified true copies of all consents, licenses and approvals required or advisable in connection with the execution, delivery, performance, validity and enforceability of this Agreement, and such consents, licenses and approvals shall be in full force and effect and be reasonably satisfactory in form and substance to the Purchaser.

         5.05. No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers or directors of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         5.06. Warrants. The Company shall have issued to the Purchaser the number of Warrants required to be issued as Additional Interest on the Second Closing pursuant to Section 8.02.

         5.07. Expenses. All fees and disbursements required to be paid pursuant to Section 14.04 hereof shall have been paid in full.

         5.08. Compliance with this Agreement. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing.

         5.09. Proceedings Satisfactory. All proceedings taken in connection with the issuance and sale of the Secondary Notes and the issuance of the Warrants and all documents and papers relating thereto shall be satisfactory in form and substance to the Purchaser. The Purchaser shall have received copies of such documents and papers as they may reasonably request in connection with this Agreement.

6.       COVENANTS OF THE COMPANY

         6.01. Covenants of the Company Under the Series B Purchase Agreement. The Company covenants and agrees that on and after the Closing Date and until the earlier of (i) the date on which the Notes shall be paid in full and all Warrants and Shares shall no longer be held of record by the Purchaser or (ii) the consummation of a Qualified Public Offering (as defined in the Series B Purchase Agreement) it will comply, for the benefit of the Purchaser, in all respects with the covenants of the Company set forth in Articles 6 and 7 of the Series B Purchase Agreement.

         6.02. Future Senior Subordinated Obligations. The Company covenants and agrees that on or after the later to occur of (i) the Closing Date; and (ii) the Second Closing Date, it will not incur any liability for borrowed money evidenced by a note or similar obligation, other than Senior Debt, Future Senior Subordinated Obligations and trade accounts payable incurred in the ordinary course of business, which is not expressly subordinate to, junior in right of payment by its terms to, and on terms and conditions approved by the holders of a majority of (i) the Senior Subordinated Obligations, and (ii) the Past Senior Subordinated Obligations.

7.       REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES

         7.01. Note Register; Ownership of Notes. The Company will keep at its principal office a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary.

         7.02. Transfer and Exchange of Notes. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes of the same class as such surrendered Note in denominations, as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be registered in the name of such Person as such holder or transferee may request, shall be dated so that there will be no loss of interest on such surrendered Note and shall be otherwise of like tenor.

         7.03. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by a Purchaser or any institutional investor, of any indemnity agreement from such Purchaser or such other holder reasonably satisfactory to the Company), or in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose hereof.

8.       PAYMENTS ON NOTES; REDEMPTION; CONVERSION

         8.01. Place of Payment. Payments of principal and interest becoming due and payable on the Notes shall be made at the address of each holder set forth on Schedule 1.01 hereto, unless the Company, by written notice from each holder of any Note, shall be notified to make payment at a different address.

         8.02. Additional Interest. At the Closing and the Second Closing, should it occur, the Company shall issue to the Purchaser, as additional interest on the Primary or Secondary Notes, respectively ("Additional Interest"), (a) Warrants to purchase that number of shares of Common Stock equal to the amount obtained by dividing (i) 20% of the principal amount of the Primary or Secondary Notes, respectively, held by the Purchaser, by (ii) the exercise price of the Warrants (as set forth therein), and (b) in cash, 1% of the principal amount of the Primary or Secondary Notes, respectively held by the Purchaser.

         8.03. Mandatory Redemption. The Company shall redeem all of the then outstanding Notes at 100% of the principal amount thereof without premium on the earlier of (a) the Final Maturity Date, (b) the Initial Public Offering, or (c) a merger of the Company with or into any other corporations, the conveyance transfer or lease of substantially all of its assets in a single transaction or series of transactions, or a sale in one or more transactions of more than 50% of the Common Stock of the Company on a fully diluted basis.

         8.04. Optional Redemption. (a) At any time or from time to time the Company may, at its option, upon notice to each holder of Notes not less than 30 days and not more than 60 days prior to the date fixed for such redemption, redeem all or any part (in integral multiples of $100,000) of the Notes, each such redemption to be made at 100% of the principal amount of the Notes so redeemed.

               (b) Any redemption of Notes pursuant to this Section 8.04 shall be accompanied by an Officer's Certificate (a) stating the principal amount of each Note to be redeemed, (b) stating the proposed date of redemption (c) stating the accrued interest on each such Note to the proposed date of redemption to be paid in accordance with Section 8.06 and (d) stating that the proposed redemption does not violate Article 8 of this Agreement or the terms or any subordination agreement to which the Notes may be subject.

         8.05. Allocation of Partial Redemptions. In the case of each partial redemption, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption, with adjustments, to the extent practicable, to compensate for any prior redemptions not made exactly in such proportion.

         8.06. Maturity; Surrender; etc. In the case of each redemption of the Notes, the principal amount of each Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, interest on such principal amount shall cease to accrue. Any Note redeemed in full shall be surrendered to the Company upon the Company's written request and cancelled and shall not be reissued, and no Note shall be issued in lieu of any repaid principal amount of any Note.

9.       SUBORDINATION OF SENIOR SUBORDINATED OBLIGATIONS

         9.01. Generally. All Senior Subordinated Obligations are subordinate and junior in right of payment to all Senior Debt, but only to the extent provided in this Article 9.

         9.02. Restrictions. Except to the extent expressly permitted in this Article, or as otherwise consented to in writing by the holders of Senior Debt, the Purchaser shall not (a) receive payment of or collect in whole or in part, or sue upon, the Senior Subordinated Obligations; (b) sell, assign, transfer, pledge, hypothecate or encumber the Senior Subordinated Obligations unless the proposed purchaser, assignee, transferee or pledgee acknowledges in writing that it is bound by this Article; (c) enforce any lien they may now or in the future have on the Senior Subordinated Obligations; (d) join in any petition in bankruptcy, assignment for the benefit of creditors or creditors' agreement, other than the filing of a claim or proof of debt or except as directed by all holders of Senior Debt, so long as the Senior Debt of Company, or commitment to extend credit to the Company in respect thereof, is in existence; or (e) accept any pledge or transfer of property (other than shares of stock of the Company) as security for or in payment of the Senior Subordinated Obligations, or otherwise defease the Senior Subordinated Obligations.

         9.03. Permitted Payments. So long as no default shall have occurred in payment or performance of any obligation of the Company with respect to the Senior Debt, payments of interest and principal on the Senior Subordinated Obligations may be made at payment dates as specified under the Notes (it being understood that no prepayment shall be made of the Senior Subordinated Obligations and no modification, for default or otherwise, of such payment dates as specified in the Notes shall be permitted without the prior written consent of all holders of the Senior Debt). Upon prior written notice to all holders of the Senior Debt, the Purchaser shall be permitted to accelerate the Senior Subordinated Obligations upon any Event of Default (as defined herein). In the event the Company or any holder of Senior Debt provides notice to the Purchaser of default with respect to the Senior Debt of the Company, no interest and no principal payments on the Senior Subordinated Obligations shall be made without the prior written consent of the holder of such Senior Debt. The subordination of claims of the Purchaser hereunder shall remain in effect so long as there shall be outstanding any Senior Debt of the Company.

         9.04. Turnover of Payments. In the event that the Purchaser receives a payment from the Company in violation of the terms of this Article 9, the Purchaser (a) shall hold such money in trust for the benefit of the holders of Senior Debt, and (b) shall, upon request of the holders of Senior Debt, forthwith remit an amount equal to such payment to such holders, or the payment in the exact form received (but with any necessary endorsement to such holders without recourse). After the Purchaser has received notice that a payment has been made to the Purchaser in violation of the terms of this Article 9, the Purchaser shall segregate such payment from (and shall not commingle such payment with any of) the other funds of the Purchaser.

         9.05. Insolvency, etc. In case of any assignment of the Company for the benefit of creditors, or in case of any bankruptcy proceedings instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, or other person or persons in charge, are hereby directed to pay to the holders of Senior Debt the full amount of the Senior Debt of the Company before making any payment of principal or interest to the Purchaser. Upon payment in full of the amount of the Senior Debt, the Purchaser shall be entitled to receive any excess proceeds.

         9.06. Obligations Not Impaired. Nothing contained in this Article 9 shall impair, as between the Company and any holder of Senior Subordinated Obligations, the obligation of the Company to pay to such holder the principal thereof and premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, or prevent any holder of Senior Subordinated Obligations from exercising all rights, powers and remedies otherwise permitted by applicable law or under any agreement under which such Senior Subordinated Obligations were incurred, all subject to the rights of the holders of Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the holders of Senior Subordinated Obligations.

         9.07. Payment of Senior Debt; Subrogation. Upon the payment in full in cash of all Senior Debt, the holders of Senior Subordinated Obligations shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to Senior Debt until all Senior Subordinated Obligations shall have been paid in full, and such payments or distributions received by the holders of Senior Subordinated Obligations by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Senior Subordinated Obligations, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Senior Subordinated Obligations.

10.      EVENTS OF DEFAULT AND ACCELERATION

         The following conditions or events shall constitute events of default ("Events of Default"):

               (a) if the Company shall default in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b) if the Company shall default in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

               (c) if the Company shall default in the performance of or compliance with any term contained in Article 6 hereof; or

               (d) if the Company shall default in the performance of or compliance with any other term contained herein or in the Related Agreements and such default shall not have been remedied within 30 days after the earlier of
(x) an officer of the Company obtaining knowledge of such default and (y) receipt by the Company of written notice of such default from any holder of any Note; or

               (e) if any representation or warranty made in writing by or on behalf of the Company herein or in any instrument furnished in compliance with or in reference hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

               (f) if the Company or any Subsidiary shall be in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness with a principal amount in excess of $50,000 (other than the Notes) or in the performance of or compliance with any term of any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto the effect of which is to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

               (g) if the Company or any Subsidiary shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated an insolvent or be liquidated, or (vi) take corporate action for the purpose of any of the foregoing; or

               (h) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or if any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 30 days; or

               (i) if a final judgment which, with other outstanding final judgments against the Company and the Subsidiaries, exceeds $100,000 shall be entered against the Company or any Subsidiary and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

11.      REMEDIES ON DEFAULT, ETC.

         11.01. Remedies. Upon the occurrence of any Event of Default the Purchaser may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Agreement or any Related Agreement, or in aid of the exercise of any power granted in this Agreement or any Related Agreement, and (unless there shall have occurred an Event of Default under Section 9(g) or 9(h), in which case the unpaid balance of the Notes shall automatically become due and payable) may at its option by notice to the Company declare all or any part of the unpaid principal amount of the Notes then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Agreement, the Notes or the other Related Agreements, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect.

         11.02. Annulment of Defaults. An Event of Default shall not be deemed to be in existence or to have occurred for any purpose of this Agreement until the expiration of all grace periods under this Agreement or if the Purchaser shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 11.02 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of rights of the holder of any Notes or Shares upon the occurrence thereof.

         11.03. Waivers. The Company hereby waives to the extent not prohibited by applicable law which cannot be waived (a) all presentments, demands for performance, notice of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of the Notes or the Shares in the enforcement of its rights under this Agreement or the Notes, (c) except to the extent required by other provisions of this Agreement, any and all notices of every kind and description which may be required to be given by any statute or rule of law, and (d) any defense of any kind (other than indefeasible payment) which it may now or hereafter have with respect to its liability under this Agreement.

12.      DEFINITIONS AND ACCOUNTING TERMS

         12.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "12% Subordinated Debentures" shall mean the 12% Convertible Subordinated Debentures issued by the Company, maturing on May 1, 1999.

         "14% Subordinated Debenture Holders" shall mean any holder of the 14% Subordinated Debentures.

         "14% Subordinated Debentures" shall mean the 14% Subordinated Debentures, issued by the Company maturing on September 30, 1997.

         "Additional Interest" shall have the meaning assigned to such term in
Section 8.02.

         "Agreement" shall mean this $3,000,000 Note Purchase Agreement, including all amendments, modifications or supplements thereto.

         "Articles of Incorporation" shall mean the Articles of Incorporation of the Company, including all amendments, modifications or supplements thereto.

         "Bank United Funding Agreement" shall mean that certain Warehousing Credit and Security Agreement dated as of July 1, 1998 between the Company and Bank United.

         "Board of Directors" shall mean the board of directors of the Company as constituted from time to time.

         "Buscema Options" shall have the meaning assigned to such term in
Section 2.03.

         "By-Laws" shall mean the By-Laws of the Company, including all amendments, modifications or supplements thereto.

         "Closing" shall have the meaning assigned to such term in Section 1.03.

         "Closing Date" shall have the meaning assigned to such term in Section 1.03.

         "Common Shares" shall have the meaning assigned to such term in
Section 1.02.

         "Common Stock" shall mean (a) the Company's Common Stock, $0.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Certificate of Incorporation or the Bylaws, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" shall have the meaning assigned to such term in the introductory sentence hereof.

         "Cooper River Funding Agreement" shall mean that certain Warehousing Credit Agreement dated as of August 7, 1998 between the Company and Cooper River Funding Inc.

         "Domain Name Assignment Agreement" shall have the meaning assigned to such term in Section 2.03.

         "Event of Default" shall have the meaning assigned to such term in
Article 10.

         "Final Maturity Date" shall have the meaning assigned to such term in
Section 1.01.

         "FRN Agreement" shall mean that certain Second Amendment to Agreement for the Operation of First Realty Network, Inc., dated on or about December 23, 1996, among the Company, Realeads U.S.A., Inc., First Realty Network, Inc., Consumer Real Estate Research, Inc., and John Tomko, Jason Massey and Dennis Brunelle.

         "Future Senior Subordinated Obligations" shall mean any indebtedness consented to by all holders of Past Senior Subordinated Obligations and Senior Subordinated Obligations.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 2.06 (except for changes concurred in by the independent public accountants to the Company and the Subsidiaries).

         "Indebtedness" shall mean (a) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

         "Independent Division" shall mean any division of the Company or any Subsidiary which is organized or operated pursuant to an agreement with any other Person or Persons which grants such Person or Persons an ownership interest in or other claim to the assets, revenue or value of such Division.

         "Initial Public Offering" shall mean an initial public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended.

         "Mason-McDuffie Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 15, 1996 among the Company, Western American Mortgage Company and Mason-McDuffie Real Estate, Inc. and the Amended and Restated Operating Agreement as of July 1, 1998 among the Company, Mason- McDuffie Real Estate, Inc. and John Hogan.

         "Material Adverse Effect" means any material adverse effect on (a) the business, profits, properties or condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under the Agreement or any Related Agreement and (c) the binding nature, validity or enforceability of this Agreement or any Related Agreement, which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of the Company or any Subsidiary or the occurrence of any event or the existence of any fact or condition in respect of the Company or any Subsidiary or any of their respective properties.

         "Notes" shall have the meaning assigned to such term in Section 1.01.

         "Operating Agreement" shall mean the Operating Agreement for the Northern California Division, dated on or about July 1, 1997, among the Company, Mason- McDuffie Real Estate, Inc., and John Hogan.

         "Past Senior Subordinated Obligations" shall mean the Senior Subordinated Obligations as defined in (i) that certain Note Purchase Agreement dated February 9, 1999 by and among the Company, the Purchasers (as defined therein) and Canaan

Equity, L.P.; and (ii) that certain Note Purchaser Agreement dated February 26, 1999 by and among the Company and the Purchasers (as defined therein).

         "Person" shall mean an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Primary Notes" shall mean those Notes issued at Closing in such principal amount as set forth on Schedule 1.01.

         "Purchaser" shall have the meaning assigned to such term in Section
1.03.

         "Related Agreements" shall mean the Notes, the Warrants and the "Related Documents" defined therein, including all amendments, modifications or supplements thereto.

         "Sale and Marketing Agreement" shall have the meaning assigned to such term in Section 2.03.

         "Schindler Options" shall have the meaning assigned to such term in
Section 2.03.

         "Second Closing" shall have the meaning assigned to such term in
Section 1.03(c).

         "Second Closing Date" shall have the meaning assigned to such term in
Section 1.03(c).

         "Secondary Notes" shall mean those Notes issued at the Second Closing pursuant to the option, in such principal amount as set forth in Schedule 1.01.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time or any other federal act, rule or regulation requiring registration with any federal agency in connection with a public offering of registrable securities.

         "Senior Debt" shall mean the unpaid principal of, premium (if any) and interest of the Warehouse Lines of Credit.

         "Senior Subordinated Obligations" shall mean the unpaid principal of, premium (if any) and interest on the Notes and all other obligations of the Company and the Subsidiaries of any kind whatsoever under or in respect of this Agreement and the Related Agreements.

         "Series A Preferred Stock" shall mean the shares of Preferred Stock designated Series A Preferred Stock.

         "Series B Preferred Stock" shall mean the shares of Preferred Stock designated Series B Preferred Stock.

         "Series B Purchase Agreement" shall mean that certain Series B Preferred Stock Purchase Agreement, dated as of March 29, 1996, by and among the Company and the Purchasers listed on Schedule 1.01 thereto, as amended.

         "Series C Preferred Stock" shall mean the shares of Preferred Stock designated Series C Preferred Stock.

         "Series D Preferred Stock" shall mean the shares of Preferred Stock designated Series D Preferred Stock.

         "Shares" shall have the meaning assigned to such term in Section 1.02.

         "Special Preferred Stock (Northern California Division)" shall mean the shares of Preferred Stock designated Special Preferred Stock (Northern California Division).

         "Stock Option Plan" shall mean any qualified or non-qualified incentive stock option plan of the Company which is adopted by the Board of Directors, including all amendments, supplements or modifications thereto.

         "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

         "Warehouse Lines of Credit" shall mean collectively (i) the line of credit of the Company with Residential Funding Corporation pursuant to the Residential Funding Agreement, as the same may be amended or increased or otherwise modified from time to time and any refinancings or replacements thereof, (ii) the line of credit of the Company with Bank United pursuant to the Bank United Funding Agreement, as the same may be amended or increased or otherwise modified from time to time and any refinancings or replacements thereof, (iii) the line of credit of the Company with Cooper River Funding Inc. pursuant to the Cooper River Funding Agreement, as the same may be amended or increased or otherwise modified from time to time and any refinancings or replacements thereof and (iv) any other similar line of credit approved by the Required Holders, the terms of which require the Senior Subordinated Obligations to be subordinated to the borrowings by the Company thereunder.

         "Warrants" shall have the meaning assigned to such term in Section
1.01.

         12.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, and all financial data submitted pursuant to this Agreement, unless otherwise specified, shall be prepared in accordance with GAAP.

13.      INDEMNIFICATION

         13.01. General Indemnity. The Company agrees to indemnify and save harmless the Purchaser and its respective directors, officers, affiliates, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or in any of the Related Agreements. The Purchaser agrees to indemnify and save harmless the Company and its directors, officers, affiliates, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by any such Person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

         13.02. Indemnification Procedure. Any party entitled to indemnification under this Article 13 (an "indemnified party") will give written notice to the indemnifying party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 13 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. Anything in this Article 13 to the contrary notwithstanding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, a release from all liability in respect of such claim. The indemnification required by this Article 13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

14.      MISCELLANEOUS

         14.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         14.02. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement or any Related Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from the holders of at least a majority of the then outstanding principal amount of the Notes and (b) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that (a) no consents shall be effective to reduce the percentage in interest of the Notes or Shares the consent of the holders of which is required under this Section 14.02 and (b) no amendment of Article 9 of this

Agreement shall be made without the written consent of the holders of Senior Debt. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         14.03. Addresses for Notices. Any notice, demand, request, waiver or other communication under this Agreement or any Related Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

         To the Company:              Mortgage.com, Inc.
                                      8751 Broward Blvd., 5th Floor
                                      Plantation, Florida 33324
                                      Attention: Seth S. Werner

         With a copy to:              Foley & Lardner
                                      200 Laura Street
                                      Jacksonville, Florida 32202
                                      Attention: Luther F. Sadler, Esq.

         To the Purchaser:            At its address or addresses specified
                                      on Schedule 1.01 hereto

         With a copy to:              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                      Goodwin Square
                                      225 Asylum Street
                                      Hartford, Connecticut 06103
                                      Attention: Edward A. Reilly, Jr., Esq.

         14.04. Costs, Expenses and Taxes. As a condition precedent to the Closing, the Company agrees to pay at the Closing in connection with the preparation, execution and delivery of this Agreement and the issuance of the Notes and Warrants to be issued at the Closing, the reasonable fees and other out-of-pocket expenses of Messrs. LeBoeuf, Lamb, Greene & MacRae, L.L.P. In addition, the Company shall pay the reasonable fees and out of pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by the Purchaser in connection with any amendment or waiver to this Agreement or any Related Agreement or the successful enforcement of this Agreement or any Related Agreement by the Purchaser. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Notes and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         14.05. Binding Effect; Assignment. This Agreement and each Related Agreement to which it is a party shall be binding upon and inure to the benefit of each of the Company and the Purchaser and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least a majority of the then outstanding principal amount of the Notes. In addition, the Company acknowledges and agrees that the Purchaser may assign all or any portion of its rights under the Notes or Warrants held by it to any other Person. Upon any such assignment (i) the Purchaser shall deliver the Notes and Warrants held by it to the Company for cancellation and reissuance in the names and amounts as directed by the Purchaser, (ii) the Company, the Purchaser and the assignee shall enter into an amendment to this Agreement in order to make the assignee a Purchaser hereunder and entitled to all the rights evidenced hereby and to amend Schedule
1.01 hereto to reflect such assignment and (iii) the Company shall cause to be issued to such assignee either a legal opinion in the form issued to the assigning Purchaser pursuant to Section 4.09 of this Agreement or a letter from the issuer of such opinion stating that the assignee may rely on such opinion as if it were issued to assignee hereunder.

         14.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, each Related Agreement, the Notes, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of two years.

         14.07. Prior Agreements. This Agreement, each Related Agreement, and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         14.08. Severability. The provisions of this Agreement and each Related Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or any Related Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any Related Agreement; but this Agreement and each Related Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         14.09. Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder or under any Related Agreement, unless such information is known, or until such information becomes known, to the public; provided, however, that the Purchaser may disclose such information (a) on a confidential basis to their attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with their investment in the Company, (b) to any prospective purchaser of any Notes or Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 14.09, (c) to any entity controlling, controlled by or under common control with the Purchaser, or to any partner of such Purchaser, or (d) as required by applicable law.

         14.10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS.

         14.11. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         14.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         14.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, each Related Agreement and the Shares.

         14.14. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

         14.15. Specific Enforcement. The Purchaser and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement and each Related Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, each Related Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                                   MORTGAGE.COM, INC.


                                   By:_______________________________________
                                      Name:
                                      Title:


                                   PURCHASER:

                                   TELEBANC CAPITAL MARKETS, INC.



                                   By:_______________________________________
                                      Steven Dervenis
                                      Chief Executive Officer


                   [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

                                  SCHEDULE 1.01
                                  -------------


                                  PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF
PURCHASER                            PRIMARY NOTES            SECONDARY NOTES
--------------------------------------------------------------------------------

TeleBanc Capital
 Markets, Inc.                        $1,000,000                 $2,000,000
Attn:  Arlen Gelbard, Esq.
1111 N. Highland St.
Arlington, VA  22201